                                                                    EXHIBIT 99.3


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE


To the Board of Directors
and Shareholders of
ProxyMed, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 18, 2003, except as to Note 20, which is as of March 13, 2003, appearing on page FS-2 of this Form S-4 of ProxyMed, Inc. also included an audit of the Financial Statement Schedule on page 2 of this Exhibit 99.3. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers  LLP

Ft. Lauderdale, Florida
February 18, 2003



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
                                                                    EXHIBIT 99.3




                         PROXYMED, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS



                                                       Allowance for Doubtful Accounts
                     --------------------------------------------------------------------------------------------------------
                                                            Additions
                                           --------------------------------------------
     Year ended         Balance at              Charged to              Charged to                                Balance at
   December 31,      beginning of year     costs and expenses      other accounts(1)(2)      Deductions (3)      end of year
   -------------     -----------------     ------------------      --------------------      --------------      ------------

       2002             $  228,000                 38,000                1,008,000                 178,000        $1,096,000
                        ==========             ==========               ==========              ==========        ==========

       2001             $  691,000                 70,000                   84,000                 617,000        $  228,000
                        ==========             ==========               ==========              ==========        ==========

       2000             $  663,000                420,000                  245,000                 637,000        $  691,000
                        ==========             ==========               ==========              ==========        ==========


(1) Includes amounts charged against revenue in 2000 ($245,000), 2001 ($65,000), and 2002 ($346,000)

(2) Includes amounts acquired through acquisitions in 2001 ($19,000) and 2002 ($662,000)

(3) Primarily write-off of bad debts and amounts charged against revenues, net of recoveries





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